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                                                                   EXHIBIT 10.40


                           ASSET ACQUISITION AGREEMENT

                                  by and among

                          Physicians' Specialty Corp.,

                              PSC Management Corp.,

                    Cobb Ear, Nose & Throat Associates, P.C.

                                       and

                              Terry Shapiro, M.D.,
                             Gerald Stapleton, M.D.,
                               David Parks, M.D.,
                            Drew Locandro, M.D., and
                               Andrew Sutton, M.D.

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                                TABLE OF CONTENTS

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SECTION 1. SALE AND ACQUISITION OF ASSETS.........................................................................1

   1.1  CONVEYANCE OF ASSETS......................................................................................1
   1.2  EXCLUDED ASSETS...........................................................................................3
   1.3  ACQUISITION PRICE; ASSUMPTION OF LIABILITIES..............................................................3
   1.4  EMPLOYMENT ARRANGEMENTS...................................................................................4
   1.5  SELLER'S FINANCIAL INFORMATION............................................................................5
   1.6  EACH PARTY TO BEAR COSTS..................................................................................5
   1.7  ASSIGNMENT OF CONTRACTS AND ASSETS; CONSENTS..............................................................5
   1.8  COOPERATION WITH REGULATORY APPROVALS.....................................................................6
   1.9  IRREVOCABLE GUARANTY BY PARENT............................................................................6
   1.10 CLOSING...................................................................................................6
   1.10 CLOSING...................................................................................................8

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER...............................................8

   2.1  CORPORATE EXISTENCE; GOOD STANDING........................................................................8
   2.2  POWER AND AUTHORITY; ENFORCEABILITY.......................................................................8
   2.3  SUBSIDIARIES AND AFFILIATES...............................................................................9
   2.4  PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS.........................................................9
   2.5  SELLER'S FINANCIAL INFORMATION...........................................................................10
   2.6  LEASES...................................................................................................10
   2.7  PERSONAL PROPERTY........................................................................................10
   2.8  INVENTORIES..............................................................................................10
   2.9  PRINCIPAL PLACE OF BUSINESS..............................................................................10
   2.10 LOCATION OF ASSETS.......................................................................................10
   2.11 INTELLECTUAL PROPERTY RIGHTS.............................................................................10
   2.12 DIRECTORS AND OFFICERS; PAYROLL INFORMATION..............................................................11
   2.13 LEGAL PROCEEDINGS........................................................................................11
   2.14 CONTRACTS................................................................................................11
   2.15 SUBSEQUENT EVENTS........................................................................................12
   2.16 ACCOUNTS RECEIVABLE......................................................................................13
   2.17 TAX RETURNS..............................................................................................13
   2.18 COMMISSIONS AND FEES.....................................................................................14
   2.19 MATERIAL LIABILITIES.....................................................................................14
   2.20 INSURANCE POLICIES.......................................................................................14
   2.21 EMPLOYEE BENEFIT PLANS...................................................................................14
   2.22 COMPLIANCE WITH LAWS IN GENERAL..........................................................................15
   2.23 FRAUD AND ABUSE..........................................................................................15
   2.24 MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYOR PAYMENT LIABILITIES......................................15
   2.25 BILLING NEW PRACTICES AND REFERRAL SOURCES...............................................................16
   2.26 PHYSICIAN SELF-REFERRALS.................................................................................17
   2.28 NO UNTRUE REPRESENTATIONS................................................................................17

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND PSC......................................................17

   3.1 CORPORATE EXISTENCE; GOOD STANDING; QUALIFICATION.........................................................17
   3.2 POWER AND AUTHORITY; ENFORCEABILITY.......................................................................17
   3.3 COMMISSIONS AND FEES......................................................................................18
   3.4 CAPITALIZATION............................................................................................18
   3.5 PSC COMMON STOCK..........................................................................................18
   3.6 PARENT DOCUMENTS..........................................................................................18

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   3.7 LEGAL PROCEEDINGS.........................................................................................18

SECTION 4. ACCESS TO INFORMATION AND DOCUMENTS...................................................................18

   4.1 ACCESS TO SELLER'S INFORMATION............................................................................18
   4.2 RETENTION OF RECORDS......................................................................................18

SECTION 5. CONDITIONS TO OBLIGATION OF PARENT AND PSC TO CLOSE...................................................19

   5.1  REPRESENTATIONS AND WARRANTIES TRUE......................................................................19
   5.2  COVENANTS................................................................................................19
   5.3  NO SUIT OR PROCEEDING....................................................................................19
   5.5  ABSENCE OF MATERIAL ADVERSE CHANGE.......................................................................19
   5.5  CERTIFICATE..............................................................................................19
   5.6  CONSENTS AND APPROVALS...................................................................................20
   5.7  COUNSEL OPINION..........................................................................................20
   5.8  OTHER AGREEMENTS EXECUTED................................................................................20
   5.9  RELEASE OF LIENS.........................................................................................20
   5.10 CLOSING DATE FINANCIAL CERTIFICATE; CLOSING DATE FINANCIAL STATUS........................................20
   5.11 CORPORATE DOCUMENTS......................................................................................20
   5.12 INSTRUMENTS OF CONVEYANCE................................................................................20
   5.13 STOCKHOLDERS' AGREEMENT..................................................................................21
   5.14 INVESTOR LETTER AND FINANCIAL DATA SHEET.................................................................21

SECTION 6. CONDITIONS TO ASSUMED OBLIGATION OF SELLER AND THE SHAREHOLDER........................................21

   6.1 REPRESENTATIONS AND WARRANTIES TRUE.......................................................................21
   6.2 COVENANTS.................................................................................................21
   6.3 NO SUIT OR PROCEEDING.....................................................................................21
   6.5 CERTIFICATE...............................................................................................21
   6.5 GOVERNMENT APPROVALS......................................................................................21
   6.6 COUNSEL OPINION...........................................................................................21
   6.7 ACQUISITION PRICE.........................................................................................21

SECTION 7. CERTAIN ADDITIONAL COVENANTS..........................................................................22

   7.1 CONDUCT OF BUSINESS PRIOR TO CLOSING......................................................................22
   7.2 FUNDING OF ACCRUED EMPLOYEE BENEFITS......................................................................22
   7.3 CREDITOR'S CLAIMS.........................................................................................23
   7.4 INTENTIONALLY OMITTED.....................................................................................23
   7.5 COVENANT NOT TO COMPETE...................................................................................23
   7.6 CONFIDENTIALITY...........................................................................................24
   7.7 SHORTFALL IN COLLECTION OF ACCOUNTS.......................................................................24
   7.8 ACKNOWLEDGMENT OF MSA.....................................................................................24
   7.9 AUDIT OF FINANCIAL STATEMENTS.............................................................................24

SECTION 8. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION................................25

   8.1 NATURE AND SURVIVAL.......................................................................................25
   8.2 INDEMNIFICATION BY PSC AND PARENT.........................................................................25
   8.3 INDEMNIFICATION BY SELLER AND SHAREHOLDER.................................................................25
   8.4 INDEMNIFICATION PROCEDURE.................................................................................25
   8.5 LIMITATIONS UPON OBLIGATIONS..............................................................................26
   8.6 RIGHT OF OFFSET...........................................................................................26

SECTION 9. TERMINATION...........................................................................................27

   9.1 RIGHT TO TERMINATE........................................................................................27
   9.2 EFFECT OF TERMINATION.....................................................................................27

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SECTION 10. MISCELLANEOUS........................................................................................27

   10.1  NOTICES.................................................................................................27
   10.2  FURTHER ASSURANCES......................................................................................29
   10.3  PUBLIC DISCLOSURES......................................................................................29
   10.4  GOVERNING LAW...........................................................................................29
   10.5  "INCLUDING".............................................................................................29
   10.6  "KNOWLEDGE".............................................................................................29
   10.7  "MATERIAL"..............................................................................................29
   10.8  "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT"..................................................30
   10.9  "HAZARDOUS MATERIALS"...................................................................................30
   10.10 "ENVIRONMENTAL LAWS"....................................................................................30
   10.12 APPOINTMENT OF ATTORNEY-IN-FACT.........................................................................30
   10.12 CAPTIONS................................................................................................30
   10.13 INTEGRATION OF EXHIBITS.................................................................................31
   10.14 ENTIRE AGREEMENT........................................................................................31
   10.15 COUNTERPARTS............................................................................................31
   10.16 BINDING EFFECT..........................................................................................31
   10.17 NO RULE OF CONSTRUCTION.................................................................................31
   10.18 COSTS OF ENFORCEMENT....................................................................................31
   10.19 TRANSFER OF ASSETS; ASSIGNMENT..........................................................................31
   10.19 TRANSFER OF ASSETS; ASSIGNMENT..........................................................................32

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                           ASSET ACQUISITION AGREEMENT

            ASSET ACQUISITION AGREEMENT (this "Agreement"), dated as of December ___, 1997 (the "Execution Date"), by and among PSC MANAGEMENT CORP., a Delaware corporation ("PSC"), PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("PARENT"), COBB EAR, NOSE & THROAT ASSOCIATES, P.C., a Georgia professional corporation ("Seller"), and TERRY SHAPIRO, M.D., GERALD STAPLETON, M.D., DAVID PARKS, M.D., DREW LOCANDRO, M.D., and ANDREW SUTTON, M.D., residents of the State of Georgia (collectively, the "Shareholders" and individually, a "Shareholder"). Appendix A contains a master list of all defined terms used in this Agreement.

                              W I T N E S S E T H:

            WHEREAS, Seller operates a medical practice which provides otolaryngology and other medical and surgical services from offices located in Cobb County, Georgia and surrounding communities (the "Medical Practice");

            WHEREAS, Shareholders are the only shareholders of Seller;

            WHEREAS, Parent through its wholly-owned subsidiaries is engaged in the business of acquiring the assets of and managing medical practices;

            WHEREAS, PSC is a wholly-owned subsidiary of Parent;

            WHEREAS, Seller wishes to convey to PSC, and PSC wishes to acquire from Seller, substantially all of the properties and assets constituting the management function and business of the Medical Practice (the "Business"), all upon the terms and subject to the conditions set forth in this Agreement.

            NOW THEREFORE, in consideration of the above premises, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties (together, the "Parties," individually, a "Party"), intending to be legally bound, do hereby agree as follows:

SECTION 1.  SALE AND ACQUISITION OF ASSETS.

            1.1 CONVEYANCE OF ASSETS. At the Closing (as defined in Section 1.10), Seller shall convey, transfer and assign to PSC and PSC shall acquire from Seller all of Seller's right, title and interest in and to substantially all the properties and assets of Seller as a going concern, other than the Excluded Assets identified in Section 1.2, including, without limitation, all items of personal property and other assets used in connection with the Business (except as otherwise provided in

Section 1.2), whether or not any of such assets have any value for accounting purposes (the "Assets"), free and clear of all obligations, security interests, liens, claims and encumbrances whatsoever, except as specifically assumed by PSC pursuant to Section 1.3(b). Seller shall deliver custody or control of the Assets to PSC at the Closing. Without limiting the generality of the foregoing, the Assets specifically include:

                 (a) All real estate, personal property, plant, furniture, fixtures and equipment owned by Seller which are utilized in or related to the Business, including, but not limited to, all items identified on Exhibit 1.1(a).

                 (b) All contracts, leases, agreements and commitments of Seller and/or the Shareholder related to the Business identified on Exhibit 1.3(b), and all contracts, agreements and commitments of Seller and/or the Shareholder related to the Business entered into prior to the Closing in the ordinary course of business and not in violation of Section 7.1 (but excluding this Agreement and the agreements, instruments and documents executed and delivered by PSC pursuant to this Agreement and also excluding physician employment agreements of Seller and any contracts with nurse practitioners and physician assistants of Seller) and all contract rights of Seller incident thereto, and all general intangibles of Seller.

                 (c) Subject to applicable laws and regulations, all supplies and inventories maintained by Seller as of the Closing Date as described in
Exhibit 1.1(c).

                 (d) Subject to applicable laws and regulations, all accounts receivable of Seller, notes receivable and other rights to receive payments owed to Seller in existence on the Closing Date, and all cash arising from the collection of same from and after the Closing Date.

                 (e) The books and records of Seller relating to the Assets.

                 (f) Subject to applicable laws and regulations, all transferable licenses and other regulatory approvals necessary for or incident to the use of the Assets or the conduct of the Business.

                 (g) Any and all right Seller may have to the names "Cobb Ear, Nose & Throat Associates, P.C.," "Cobb ENT," and all other trade and service marks and names and goodwill associated therewith, all intellectual property rights associated with the Business, and all customer lists, patient records (subject to applicable laws and regulations), clinical and administrative policy and procedure manuals, trade secrets, copyrights, patents, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of the Business, and all books and records relating thereto.

                 (h) All of Seller's cash, prepaid expenses, prepaid insurance, deposits and similar items.

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            1.2 EXCLUDED ASSETS. Seller shall not sell to PSC and Seller shall retain all of its right, title and interest in and to, the assets set forth on
Exhibit 1.2 and the following assets (collectively, the "Excluded Assets"):

                 (a) The original minute books of Seller and similar corporate records of Seller, although PSC may require Seller to deliver copies of these items to PSC at the Closing;

                 (b) All consideration to be delivered by PSC on the Closing
Date;

                 (c) Patient medical charts and confidential patient information;

                 (d) Prescription medications, licenses to practice medicine, and such other rights and benefits incident to and only usable by a licensed physician;

                 (e) All provider contracts of the Medical Practice and any equity interest of the Seller in Southern Otolaryngology LLC that is non-transferable to PSC; and

                 (f) Assets of a personal nature owned by the Shareholders individually, such as diplomas, listed on Exhibit 1.2 hereto.

            1.3  ACQUISITION PRICE; ASSUMPTION OF LIABILITIES.

                 (a) Consideration. As consideration for the acquisition of the Assets by PSC from Seller, PSC shall provide Seller with the following consideration: (i) on or after the Closing Date but prior to January 5, 1998, PSC shall pay Seller cash in the amount of $840,000, and (ii) PSC shall issue to Seller shares of the Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") with a value of $3,360,000 (the "Stock Value Amount"); provided, however, that in the event Seller acquires the fixed assets for a proposed medical office in Douglasville, Georgia prior to Closing at a capital cost of approximately $35,000, the consideration will be increased by the amount of such capital cost by increasing the Stock Value Amount by the amount so paid by Seller. The number of shares of Parent Common Stock that shall constitute the Stock Value Amount shall be determined by dividing the Stock Value Amount by the average closing price for the Parent Common Stock on NASDAQ for the twenty (20) trading days ending on the day immediately prior to the Closing Date. The shares of Parent Common Stock, as so determined, shall be delivered to Seller in two equal installments, with the first installment of one-half of the shares to be delivered at Closing and the second installment to be delivered on the first anniversary date of the Closing. The shares delivered in the first installment will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and may not be transferred except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or in a transaction that is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The shares delivered in the second installment will be registered for re-sale pursuant to an effective registration statement under the Securities Act at the time of delivery.

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            The "Acquisition Price," which includes the aggregate value of the consideration being paid under this Section 1.3(a) by PSC for the Assets, shall be allocated as set forth on Exhibit 1.3(a). The Parties shall use such allocation in completing Form 8594 under the Internal Revenue Code and satisfying any and all other reporting requirements of the Internal Revenue Service or any other state or local taxing authority.

                 (b) Assumption of Liabilities. At the Closing PSC shall assume and shall perform or discharge after the Closing Date (as defined in Section 1.11), only the amount of accrued employee vacation and sick pay liability and those office leases of Seller that are specifically listed on Exhibit 1.3(b) (collectively, the "Assumed Obligations"). PSC agrees to pay and discharge the Assumed Obligations as they become due and payable or otherwise dischargeable.

                 (c) Liabilities Not Assumed. Notwithstanding any contrary provision contained in this Agreement, PSC shall not be deemed to have assumed, nor shall PSC assume: (i) any liability which may be incurred by reason of any uncured material breach of or any monetary default under or in connection with an Assumed Obligation which occurred prior to the Closing Date; (ii) any liability for any employee benefits payable to employees of Seller, including, but not limited to, liabilities arising under any Seller Plan (as defined in Section 2.21), except for liabilities for accrued vacation days and sick pay listed on Exhibit 1.3(b); (iii) any liability based upon or arising out of a violation of any antitrust or similar restraint-of-trade laws by Seller, including, without limiting the generality of the foregoing, any such antitrust liability which may arise in connection with agreements, contracts, commitments or orders for the sale of goods or provision of services by Seller reflected on the books of Seller at or prior to the Closing Date; (iv) any liability based upon or arising out of overpayments due to the Medicare and/or Medicaid programs, any other third party payor, or any liability based upon or arising out of a violation of any false claim, anti-kickback, prohibition or self-referral laws or similar fraud and abuse laws by Seller; (v) any medical malpractice liability associated with the Medical Practice, the Business or Seller or any Shareholder or other person associated with the Medical Practice, the Business or Seller; (vi) any liability based upon or arising out of any tortious or wrongful actions of Seller or any Shareholder or other person associated with the Medical Practice, the Business, or any liability for the payment of any taxes imposed by law on Seller arising from or by reason of the transactions contemplated by this Agreement (collectively, the "Transactions"); or (vii) any other liability of Seller other than the Assumed Obligations.

            1.4  EMPLOYMENT ARRANGEMENTS.

                 (a) Following the Closing, PSC will offer employment as employees-at-will to all persons who are non-medical employees of Seller on the Closing Date. Seller's employees who become employed by PSC are hereinafter referred to as "Transferred Employees."

                 (b) As of the Closing Date, Seller will use its best efforts to: (i) terminate any employment contracts of those persons who are employed by PSC as Transferred Employees pursuant to Section 1.4(a); and (ii) terminate all Seller Plans, such termination to be effected in accordance with and to the extent permitted by applicable provisions of the Internal

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Revenue Code of 1986, as amended, (the "Code") and the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), and all other applicable laws, rules, governmental orders, statutes, decrees and regulations ("Laws"); and (iii) cause the Seller Plans to make timely appropriate distributions, to the extent required, to such employees in accordance with, and to the extent permitted by, the terms and conditions of such Seller Plans, ERISA and the Code. Seller will provide to PSC such copies of documents and other information related to the termination of such Seller Plans as PSC may request.

            1.5 SELLER'S FINANCIAL INFORMATION. The agreement between the Parties evidenced by this Agreement has been reached based on financial information about Seller, the Assets, the Medical Practice and the Business as of October 31, 1997, as provided to PSC by Seller. The unaudited Balance Sheet of Seller as of October 31, 1997 (the "Balance Sheet Date") is attached as
Exhibit 1.5 and is hereinafter referred to as the "Balance Sheet".

            1.6 EACH PARTY TO BEAR COSTS. Each of the Parties shall pay all of the costs and expenses incurred by such Party in connection with the Transactions, except as otherwise expressly provided herein. Without limiting the generality of the foregoing, and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, neither Party shall be liable for or required to pay, either directly or indirectly, any of the following liabilities or expenses incurred by the other Party: (a) fees and expenses of any person for services as a finder, or for fees and expenses of any persons for financial services rendered to such other Party in connection with negotiating and closing the Transactions; (b) fees and expenses of legal counsel retained by such other Party for services rendered to such Party in connection with negotiating and closing the Transactions; (c) fees and expenses of any auditors and accountants retained by such other Party for services rendered to such Party in connection with negotiating and closing the Transactions; (d) state and federal income taxes or other similar charges on income incurred by such other Party on any gain from the purchase and sale of the Assets hereunder; and (e) expenses and fees relating to feasibility studies, appraisals and similar valuation services performed on behalf of such other Party in connection with the Transactions.

            1.7 ASSIGNMENT OF CONTRACTS AND ASSETS; CONSENTS. Nothing in this Agreement or delivered pursuant to this Agreement shall be construed as an attempt to agree to assign any contract, certificate, license or other Asset which under Law or by agreement is nonassignable without the consent of the other Party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given. Seller will use its reasonable good faith efforts to obtain all such necessary consents of the Parties to any such contracts prior to the Closing; provided, however, that Seller and the Shareholders will not be required to pay more than $10,000 to any third party to obtain the consent of such third party. In order, however, that the full value of every such contract, certificate, license or other Asset included within the Assets and all claims and demands in such contracts may be realized, Seller and the Shareholders hereby jointly and severally covenant with PSC and Parent that Seller, by itself or by its agents, will, at the request and expense and under the direction of PSC, in the name of Seller or otherwise, as PSC shall specify and as shall be permitted by Law, and subject to the proviso in the preceding sentence, take all such reasonable actions and do or cause to be done all such reasonable things as shall, in the opinion of PSC, be necessary or proper (a) in order that the rights and obligations of Seller under such contracts,

                                       5

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certificates, licenses and other Assets shall be preserved, and (b) for, and to facilitate, from and after the Closing, the collection of the moneys due and payable, and to become due and payable, to Seller in and under every such contract and in respect of every such claim and demand, from and after the Closing, and Seller shall hold the same for the benefit of, and shall pay the same over to, PSC.

            1.8 COOPERATION WITH REGULATORY APPROVALS. Seller and Shareholders shall cooperate with and assist PSC, as PSC shall reasonably request, in obtaining the approval of all regulatory agencies and officials whose approval is required for the transfer of all licenses and other regulatory approvals required to enable PSC to acquire the Assets and operate the Business.

            1.9 IRREVOCABLE GUARANTY BY PARENT. To induce Seller to execute and deliver this Agreement, Parent hereby unconditionally and irrevocably guarantees the Seller and Shareholders the full, prompt and faithful performance by PSC of all covenants and obligations to be performed by PSC under this Agreement, including, but not limited to, the payment of all sums and delivery of all property stipulated to be transferred by PSC pursuant to this Agreement and PSC's obligation to indemnify the Seller and Shareholders pursuant to Section
8.2. In the event that PSC fails to fully perform all such covenants and obligations in accordance with their terms or pay all or any part of such sums or deliver all or any part of such property when due, Parent will perform all such covenants and obligations in accordance with their terms or immediately pay or deliver to Seller (or such other payee or transferee as may be provided in any such agreement) the amount due and unpaid or the property not delivered, as the case may be, by PSC. In the event of bankruptcy, termination, liquidation or dissolution of PSC, this unconditional guaranty shall continue in full force and effect. In the event of any extension of time for payment or performance or other modification of any guaranteed obligation or covenant, or any waiver thereof or other compromise or indulgence with respect thereto or any release or impairment of any security for any such obligation or covenant, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, no notice to, or consent of, Parent shall be required.

            1.10 CLOSING.

                 (a) CLOSING. Subject to the fulfillment of the conditions precedent specified in Sections 5 and 6, the Transactions shall be consummated at a closing (the "Closing") to be held on December 31, 1997 at the offices of Troutman Sanders, LLP, Atlanta, Georgia, or at such other location, date and time, as is mutually agreed upon by the Parties. The date on which the Closing occurs shall be referred to as the "Closing Date," and the Closing shall be effective as of 5:00 p.m. December 31, 1997.

                 (b) DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to PSC the following:

                     (i) The Shareholders' bring-down certificate described in Section 5.5;

                     (ii)   The legal opinion described in Section 5.7;

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                     (iii)  The executed Employment Agreements described in
                 Section 5.8;

                     (iv) The UCC-3 release or termination statements or other lien release documents described in Section 5.9;

                     (v)    The Closing Date financial certificate described in
                 Section 5.10;

                     (vi) The certified Articles of Incorporation, the Bylaws, Shareholder Agreements (if any), good standing certificates of Seller, certified resolutions of Seller and of Shareholders, all as described in Section 5.11;

                     (vii) The bills of sales, assignment and assumption agreements and other instruments described in Section 5.12;

                     (viii) The Seller and Shareholders Investor Letters and
                 Financial Data Sheets described in Section 5.14;

                     (ix) Any other documentation required to be delivered under this Agreement or otherwise requested to be delivered by PSC that is necessary or appropriate to consummate the Transactions; and

                     (x) The executed Amendment No. 4 to the New Atlanta Ear, Nose & Throat Associates, P.C. ("NAENT") Stockholders' Agreement described in Section 5.13.

                 (c) DOCUMENTS AND OTHER ITEMS TO BE DELIVERED BY PSC. At the Closing, PSC shall deliver to Seller the following:

                     (i) The Acquisition Price consisting of the cash and a stock certificate representing shares of Parent Common Stock for one-half of the Stock Value Amount payable to Seller pursuant to Section 1.3;

                     (ii) The PSC bring-down certificate described in Section 6.4; and

                     (iii) The legal opinion described in Section 6.6.

         Simultaneously with such delivery, Seller and Shareholders jointly and severally agree to use their best efforts and to take all action as may be reasonably necessary to put PSC in possession and operating control of the Assets at the locations of Seller's Medical Practice free and clear of all liens or other restrictions or encumbrances, including the obtaining of such consents of third Parties as may be reasonably necessary to effect the foregoing.



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



            1.11 TAX TREATMENT. It is intended by the Parties that the acquisition contemplated by this Agreement qualify as a reorganization under the provisions of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER.

            The Seller and Shareholders jointly and severally represent and warrant to PSC and Parent as follows:

            2.1 CORPORATE EXISTENCE; GOOD STANDING. Seller is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted. Seller is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction.

            2.2  POWER AND AUTHORITY; ENFORCEABILITY.

                 (a) Seller has corporate power to execute, deliver and perform its obligations under this Agreement and all agreements, certificates and other documents to be executed and delivered by it pursuant to this Agreement and in connection with the Transactions (collectively, the "Seller Documents"), and has taken all action required by Law, its Articles of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of and the performance of the Seller Documents. The execution and delivery of the Seller Documents, do not, and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the Transactions will not, violate any provision of the Articles of Incorporation or Bylaws of Seller or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound, or violate any material restrictions of any kind to which Seller is subject.

                 (b) The execution and delivery of the Seller Documents, do not, and the consummation of the Transactions will not, violate any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which any Shareholder is a party or by which any Shareholder is bound, or violate any material restrictions of any kind to which Shareholder is subject.

                 (c) This Agreement has been duly and validly executed and delivered by Seller and Shareholders and constitutes the valid and binding agreement of Seller and Shareholders enforceable against each of them in accordance with its terms, and each other Seller Document to be executed and delivered at the Closing by Seller and/or a Shareholder will upon such execution and delivery constitute the valid and binding agreement of Seller or such Shareholder (or all of them, if all are parties) enforceable against Seller or such Shareholder (or all of them, if all are parties) in accordance with its terms.

            2.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in Exhibit 2.3, Seller does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is Seller a party to any joint venture or partnership nor is Seller a member of any limited liability entity. The Shareholders are all the shareholders of Seller and own all the capital stock of Seller in the respective amounts set forth on Exhibit 2.3. There are no outstanding (a) securities of Seller convertible into equity interests in Seller, or (b) commitments, options, rights or warrants to issue any such equity interests in Seller, or to issue securities of Seller convertible into such equity interests.

            2.4 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. (a) PERMITS. All material building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other material governmental authorizations and approvals necessary for the conduct of the Business, or waivers thereof, have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Seller and Shareholders, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof. Any and all past litigation concerning such building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other governmental authorizations and approvals, and all claims and causes of action raised therein, have been finally adjudicated.

                 (b) APPROVALS. Each Shareholder holds in full force and effect all approvals, authorizations, licenses, and certifications required by law (the "Approvals") to practice medicine. Evidence of such Approvals has been delivered to PSC. There has been no lapse, revocation, or suspension of any Approval, or any formal allegation (including any complaint, indictment or initiation of proceedings) made before a court of law, licensing or regulatory authority, professional organization, or the medical staff or committee of a hospital, regarding any Shareholder's practice or fitness to practice medicine, including any allegation of the following: alcohol abuse, a violation of any law or regulation relating to controlled substances, professional malpractice or misconduct, improper billing practices, or a crime involving moral turpitude. The foregoing does not include any action taken as a result of failure to timely complete medical records.

                 (c) PROVIDER NUMBERS. Each Shareholder holds a valid Medicare provider number and valid uniform physician identification numbers. Evidence of such numbers has been delivered to PSC.

                 (d) BOARD CERTIFICATION. Each Shareholder is certified by the American Board of Otolaryngology and evidence of such board certification(s) has been delivered to PSC.

                 (e) NO CONVICTION. No Shareholder has ever been convicted of a criminal offense relating to the Medicare or any federally-funded state health care program. For purposes of this Agreement, the term "conviction" includes the entry of a plea of guilty or nolo contendere and participation in a first offender, deferred adjudication, or other arrangement or program whereby a judgment of conviction has been withheld.

            2.5 SELLER'S FINANCIAL INFORMATION. (a) Seller has prior to the Execution Date furnished PSC and Parent with copies of financial information about Seller as set forth on Exhibit 2.5, including, but not limited to, the Balance Sheet and the Seller's unaudited cash basis financial statement for the fiscal years ending August 31, 1997, August 31, 1996, and August 31, 1995. All such financial statements have been prepared on the cash basis of accounting consistently followed throughout the periods indicated, reflect all debt of Seller as of their respective dates, and present fairly the cash basis financial position of Seller as of such dates and the results of operations for the period or periods reflected therein.

            2.6 LEASES. Exhibit 2.6 sets forth a list of all leases pursuant to which Seller leases, as lessor or lessee, real or personal property used in operating the Business or otherwise. The Parties understand and agree that liabilities arising after the Closing Date under only those leases listed on
Exhibit 1.3(b) will be assumed by PSC, subject to obtaining any necessary landlord consent. Except as indicated on Exhibit 2.6, all such leases listed on
Exhibit 2.6 are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default by Seller, as lessor or lessee, or any condition or event of which Seller or any Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which Seller has not taken adequate steps to cure such default or to prevent a default from occurring.

            2.7 PERSONAL PROPERTY. Seller owns all of the personal property reflected on the Balance Sheet and included in the Assets, including, but not limited to, all items of personal property identified on Exhibit 1.1(a) and
Exhibit 1.1(c), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those set forth in Exhibit 2.7. All such personal property that comprises the Assets shall be transferred to PSC subject to only claims, charges, exceptions or encumbrances set forth on Exhibit 2.7. Such personal property is in usable condition, normal wear and tear excepted, and suitable for its purpose and intended use.

            2.8 INVENTORIES. The items of Seller's inventory have been acquired in the ordinary course of the Business and maintained at levels consistent with past practices and are in all material respects adequate for the reasonable requirements of the Business.

            2.9 PRINCIPAL PLACE OF BUSINESS. The principal places of business of Seller are, and have been for the previous five (5) years, in those counties listed in Exhibit 2.9.

            2.10 LOCATION OF ASSETS. Except as indicated in Exhibit 2.10, all of the Assets are located in those counties listed in Exhibit 2.9.

            2.11 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in Exhibit 2.11, neither Seller nor any Shareholder has any right, title or interest in or to patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets. Except for off-the-shelf software licenses, neither Seller nor any Shareholder is a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets. Seller owns and possesses adequate licenses or other rights to use all such patents, trademarks, service marks, trade names, copyrights, manufacturing processes, inventions, specialized treatment protocols, formulas and trade secrets necessary to conduct the Business as now operated. No claim is pending or has been made to the effect that the present or past operations of Seller infringe upon or conflict with the asserted rights of others to such patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets. Neither Seller nor any Shareholder is in violation of any non-competition, non-solicitation or non-disclosure covenant or agreement, nor has any claim been made that there has been such a violation.

            2.12 DIRECTORS AND OFFICERS; PAYROLL INFORMATION. Set forth on
Exhibit 2.12 is a true and complete list, as of the date of this Agreement, of:
(a) the name of each Director and officer of Seller and the offices held by each; and (b) the most recent payroll report of Seller, showing all current employees of Seller and their current compensation other than bonuses and other extraordinary compensation.

            2.13 LEGAL PROCEEDINGS. Except as set forth in Exhibit 2.13, neither Seller nor Shareholder has knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Seller, any Shareholder, the Medical Practice, the Business, the Assets or the Transactions, including, but not limited to, claims for medical malpractice or negligence, and, to the knowledge of Seller and the Shareholders, no basis for any such action exists, nor is there any legal impediment of which Seller or any Shareholder has knowledge to the continued operation of the Medical Practice or Business in the ordinary course.

            2.14 CONTRACTS. Seller has delivered to PSC true copies of all written, and disclosed to PSC all material oral, outstanding contracts, obligations and commitments of Seller and the Shareholders entered into in connection with the Medical Practice or the Business, all of which are listed on or incorporated by reference into Exhibit 2.6 (in the case of leases) and
Exhibit 2.14 (in the case of managed care contracts, third party payor contracts and contracts other than leases). Except as otherwise indicated on such Exhibits, all of such contracts, obligations and commitments are valid, binding and enforceable against Seller in accordance with their terms and are in full force and effect, subject to limitations on enforceability imposed by, bankruptcy, moratorium, creditors' rights or similar laws. Except as set forth or incorporated by reference on such Exhibits, to Shareholders' and Seller's knowledge no default or alleged default by Seller exists thereunder. Except as listed or incorporated by reference on Exhibit 2.6 and Exhibit 2.14, neither Seller nor any Shareholder is a party to any material written or oral agreement, contract, lease or plan of a type described as follows:

                 (a) Contract related to the Assets, not made in the ordinary course of business, other than this Agreement.

                 (b) Employment contract which is not terminable without cost or other liability to Seller, or any successors or assigns thereof, upon notice of 30 days or less.

                 (c) Contract with any labor union.

                 (d) Bonus, pension, profit-sharing, retirement, stock acquisition, hospitalization, insurance or similar plan providing for employee benefits.

                 (e) Lease with respect to any property, real or personal, whether as lessor or lessee.

                 (f) Contract for the future acquisition of materials, supplies or equipment (i) which is in excess of the requirements of the Business now booked or for normal operating inventories, or (ii) which is not terminable without material cost or liability to Seller, or any successors or assigns thereof, upon notice of 30 days or less.

                 (g) Insurance contract with respect to the Medical Practice or the Business.

                 (h) Contract continuing for a period of more than six months from the Closing Date.

                 (i) Loan agreement or other contract for money borrowed with respect to the Medical Practice or the Business.

                 (j) Contract containing non-competition, non-solicitation and non-disclosure covenants.

            2.15 SUBSEQUENT EVENTS. Except as set forth on Exhibit 2.15, Seller has not, since the date of the Balance Sheet:

                 (a) Incurred any material uninsured obligation or liability (absolute, accrued, contingent or otherwise), or any Material Adverse Change except in connection with the performance of this Agreement, other than in the ordinary course of business.

                 (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the date of the Balance Sheet in the ordinary course of business.

                 (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of Seller.

                 (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Assets, tangible or intangible.

                 (e) Sold or transferred any of the Assets, canceled any debts or claims or waived any rights, except in the ordinary course of business.

                 (f) Granted any general or uniform increase in the rates of pay of employees or any substantial increase in salary payable or to become payable by Seller to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent.

                 (g) Authorized any capital expenditures in excess of $1,000.00.

                 (h) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material Transactions other than in the ordinary course of business or permitted under other Sections hereof.

                 (i) Issued any stock, bonds or other securities.

                 (j) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business.

                 (k) Paid bonuses, distributions, or advanced loans to shareholders or employees outside of the ordinary course of business consistent with past practices of Seller.

            2.16 ACCOUNTS RECEIVABLE. Exhibit 2.16 reflects the amount of Seller's accounts receivable as of the date of the Balance Sheet, net of allowances for uncollectible and doubtful accounts, all in conformity with generally accepted accounting principles. Seller maintains its accounting records in sufficient detail to substantiate the accounts receivable reflected on Exhibit 2.16 and has given and will give to PSC full and complete access to those records, including the right to make copies therefrom. Since the date of the Balance Sheet, Seller has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. To the best knowledge of the Seller and the Shareholders, Seller is in substantial compliance with the terms and conditions of such third-party payor arrangements, and to Seller's knowledge the reserves established by Seller are adequate to cover any liability resulting from lack of compliance. Section 5.10 contains certain Closing conditions related to the amount of Seller's accounts receivable and Seller's 1997 collections. Seller's realizable accounts receivable (net of allowances for uncollectible and doubtful accounts) as of the Closing Date are no less than $525,000 (the "Closing Accounts Receivable"), and Seller's collections of accounts receivable have exceeded $3,850,000 for the trailing 11 month period ended November 30, 1997.

            2.17 TAX RETURNS. Seller has filed all tax returns required to be filed by it, and made all payments required to be made by it, with respect to income taxes, real property taxes, sales taxes, use taxes, employment taxes and similar taxes due and payable on or before the date of this Agreement. Seller has no tax liability, except for taxes being contested in good faith, as set forth on Exhibit 2.17, and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. True and correct copies of Seller's tax returns for the fiscal years ending August 31, 1997, August 31, 1996 and August 31, 1995 are attached hereto on Exhibit 2.17.

            2.18 COMMISSIONS AND FEES. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the Transactions contemplated by this Agreement which may be now or hereafter asserted against PSC or Parent resulting from any action taken by Seller or any Shareholder or their respective agents or employees, or any of them.

            2.19 MATERIAL LIABILITIES. Except as set forth on Exhibit 2.15, or to the extent reflected or reserved against on the Balance Sheet, Seller did not have, as of the Balance Sheet Date, and has not incurred since that date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Exhibit 2.15, Seller and Shareholders do not know, or have reasonable grounds to know, of any basis for the assertion against Seller as of the Balance Sheet Date, of any claim or liability of any nature in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature arising since that date which could reasonably be expected to have a Material Adverse Effect.

            2.20 INSURANCE POLICIES. Seller or Shareholders maintain policies of comprehensive general liability and professional liability insurance in amounts of not less than $2,000,000 per occurrence and $4,000,000 aggregate on a claims made basis and property damage insurance on the tangible Assets to be sold hereunder. Valid policies in such amounts are outstanding and duly in force and will remain duly in force through the Closing Date. All such policies have been provided to PSC.

            2.21 EMPLOYEE BENEFIT PLANS. Except as set forth on Exhibit 2.21, Seller has neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed on
Exhibit 2.21 (individually "Seller Plan," and collectively "Seller Plans") have been (i) furnished to PSC along with a copy of each material document prepared in connection with each such Seller Plan, and (ii) to the best of Seller's knowledge operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, as amended, and any other applicable law, including but not limited to, title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Seller has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Seller Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Seller Plans. Seller has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. None of the Seller Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Seller to pay such benefits solely as a result of any transaction contemplated by this Agreement, or as a result of a "change of control" within the meaning of
Section 280G of the Code. None of the Seller Plans provides for or promises retiree, medical, disability or life insurance benefits to any current or former employee of the Seller. Each Seller Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and no fact or event has occurred since the date of such determination letter to adversely affect the qualified status of any such Seller Plan.

            2.22 COMPLIANCE WITH LAWS IN GENERAL. Neither Seller nor any Shareholder has knowledge of material violations of any Law by Seller or any Shareholder relating to the operations of the Medical Practice, the Business or the Assets, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Seller or any Shareholder.

            2.23 FRAUD AND ABUSE. Seller and Shareholder and all persons and entities providing professional services for the Medical Practice or the Business have not, to the knowledge of Seller and the Shareholders, engaged in any activities which are prohibited under Section 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (b) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (c) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; (d) engaging in any activity which is a basis for exclusion from the Medicare, Medicaid and other federally-funded programs under Section 1320a-7a of Title 42 of the United States Code; (e) any violation of the Medicare or Medicaid requirements, including any fraud and abuse provisions, except where such circumstances could not reasonably be expected to have a Material Adverse Effect.

            2.24 MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYOR PAYMENT LIABILITIES. Except as described in Exhibit 2.24, to the best of Seller's knowledge neither Seller nor any Shareholder has, and as of the Closing Date, will have, any liabilities to any third party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, or to any other third party payor for the recoupment of any amounts previously paid to Seller (or any predecessor corporation) or any Shareholder by any such third-party fiscal intermediary, carrier, Medicaid program, Medicare program, or third party payor. There are no pending or threatened actions by any third party fiscal intermediary or carrier administering any state Medicaid or the federal Medicare program, by the Department of Health and Human Services, any state Medicaid agency, or any third party payor to suspend payments to Seller or any Shareholder.

            2.25 BILLING NEW PRACTICES AND REFERRAL SOURCES.

                 (a) BILLING NEW PRACTICES GENERALLY. All billing practices by Seller and all Shareholders to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in material compliance with all applicable laws, regulations and policies of all such third party payors, and, to the knowledge of Seller and the Shareholders, neither Seller nor any Shareholder has billed for or received any payment or reimbursement in excess of amounts allowed by law.

                 (b) GRATUITOUS PAYMENTS. Neither Seller, Shareholders, a director, or an officer of Seller, nor to Seller's knowledge any employee or agent acting on behalf of or for the benefit of Seller or any Shareholder, has directly or indirectly (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present patients, past or present suppliers, contractors or third party payors of Seller in order to obtain business or payments from such persons, other than entertainment activities in the ordinary and lawful course of business; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, patient or potential patient, supplier or potential supplier, contractor, third party payor or any other person other than in connection with promotional or entertainment activities in the ordinary and lawful course of business; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made; (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason or (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

                 (c) TRANSACTIONS WITH REFERRAL SOURCES. Neither Seller nor any Shareholder, nor any director or officer of Seller, nor to Seller's knowledge any employee of Seller, is a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for Seller or Shareholders to provide services, lease space, lease equipment or engage in any other venture activity.

            2.26 PHYSICIAN SELF-REFERRALS. To the best of Seller's knowledge, neither Seller nor any Shareholder has submitted any claims in connection with any referrals which violated any applicable self-referral law, including the Stark Law (42 U.S.C. ss. 1395nn) or any applicable state self-referral law as those laws are currently interpreted.

            2.27 NO UNTRUE REPRESENTATIONS. To the knowledge of Seller and the Shareholders, no representation or warranty by Seller or any Shareholder in any Seller Document, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading. All information and information provided by Seller or Shareholders for valuation of the Medical Practice and the Business by PSC and Parent is true, accurate and complete in all material respects.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PSC.

            PSC and Parent hereby jointly and severally represent and warrant to Seller and Shareholders as follows:

            3.1 CORPORATE EXISTENCE; GOOD STANDING; QUALIFICATION. EACH OF PSC and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PSC and Parent has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

            3.2 POWER AND AUTHORITY; ENFORCEABILITY. Each of PSC and Parent has corporate power to execute and deliver this Agreement and perform its obligations under this Agreement and all agreements, certificates and other documents executed and delivered by it pursuant to this Agreement and in connection with the Transactions (collectively, the "PSC Documents"), and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of the PSC Documents. The execution and delivery of the PSC Documents do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the Transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of either PSC or Parent or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which PSC or Parent is a party or by which either of them is bound, or violate any restrictions of any kind to which PSC or Parent is subject. The execution and delivery of the PSC Documents have been approved, to the extent required, by the respective Boards of Directors of PSC and Parent. This Agreement has been duly and validly executed and delivered by PSC and Parent and constitutes the valid and binding agreement of PSC and Parent enforceable against each of them in accordance with its terms, and each other PSC Document to be executed and delivered at the Closing by PSC and/or Parent will upon such execution and delivery constitute the valid and binding agreement of PSC or Parent (or both of them, if both are parties) enforceable against PSC or Parent (or both of them, if both are parties) in accordance with its terms.

            3.3 COMMISSIONS AND FEES. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the Transactions contemplated by this Agreement which may be now or hereafter asserted against Seller or any Shareholder resulting from any action taken by PSC or Parent or their respective officers, directors or agents.

            3.4 CAPITALIZATION. Parent has an authorized capitalization of 10,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 50,000,000 shares of common stock, par value $.001 per share, of which 6,326,584 shares are issued and outstanding prior to giving effect to this transaction, and no shares are held in treasury. All of the Parent Common Stock to be issued pursuant to this Agreement will, when so delivered, be duly and validly issued and fully paid and nonassessable, and the shares delivered in the second installment under
Section 1.3(a) shall be registered under the Securities Act.

            3.5 PSC COMMON STOCK. Parent owns, beneficially and of record, all of the issued and outstanding shares of Common Stock of PSC, free and clear of all liens and encumbrances. Parent has taken all such actions as may be required in its capacity as the sole shareholder of PSC to approve this Transactions.

            3.6 PARENT DOCUMENTS. Parent has heretofore furnished Seller with its Prospectus dated March 20, 1996 with respect to the offer and sale of 2,200,000 shares of Parent Common Stock (the "Prospectus"); SEC Form 10Q of Parent for the quarters ended March 31, 1997; June 30, 1997 and September 30, 1997; and its draft Registration Statement on Form S-1 dated [December __, 1997] relating to the offer and sale of [2,000,000] shares of PSC Common Stock.

            3.7 LEGAL PROCEEDINGS. There is no material litigation, governmental investigation or other proceeding pending or, so far as is known to Parent, threatened against or relating to Parent that would affect its performance in the Transactions contemplated by this Agreement and, so far as is known to Parent, no basis for any such action exists.

SECTION 4.  ACCESS TO INFORMATION AND DOCUMENTS.

            4.1 ACCESS TO SELLER'S INFORMATION. Seller and Shareholders shall give to PSC and its counsel, accountants, engineers and other representatives full access to all the requested properties, documents, contracts, personnel files and other records of Seller and the Business hereunder and shall furnish PSC with copies of such requested documents and with such information with respect to the affairs of Seller as PSC shall from time to time reasonably request. Seller and Shareholder shall disclose and make available to Parent and its representatives all requested books, contracts, accounts, personnel records, letters of intent papers, records, communications with regulatory authorities and other documents relating to the Assets and to the Business.

            4.2 RETENTION OF RECORDS. Without cost to Seller, PSC shall retain all books and records of Seller ("Records") transferred to it pursuant to this Agreement for a period of at least four years from the Closing Date. For a period of four years after the Closing Date, and for such longer period as the Records are maintained, each Party will, during normal business hours and so as not to unreasonably disrupt normal business, afford any other Parties, their counsel, their accountants or other parties who have a reasonable need for such access full access (and copying at the expense of the requesting Party, if desired) to the books and records relating to the Assets in the possession of such Party as such other Party may reasonably request.

SECTION 5.  CONDITIONS TO ASSUMED OBLIGATION OF PARENT AND PSC TO CLOSE

            The obligation of PSC and Parent to consummate the Transactions is subject to satisfaction of the following conditions precedent (any of which may be waived in writing by PSC or Parent) at or prior to the Closing:

            5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties set forth in Article 2 shall be true and correct in all material respects as of the date made and at and as of the Closing, except as a result of changes expressly permitted by this Agreement.

            5.2 COVENANTS. The Shareholders and Seller shall have performed and complied with all of their covenants and agreements in all material respects through the Closing.

            5.3 NO SUIT OR PROCEEDING. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction in which an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) affect adversely the right of PSC to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

            5.4  ABSENCE OF MATERIAL ADVERSE CHANGE.

                           (a) There shall have been no change in the
                  condition (financial or otherwise), business, assets, or prospects of Seller or the Business from the Balance Sheet Date which has had or could reasonably be expected to have a Material Adverse Effect on the Seller, the Business, or the Assets.

                           (b) Neither Seller nor the Assets shall have
                  been, and shall not be seriously threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States or any other government or government authority, domestic or foreign, riot, act of war, civil disturbance or Act of God.

            5.5 CERTIFICATE. The Shareholders shall have delivered to PSC a bring-down certificate to the effect that each of the conditions specified in Sections 5.1-5.4 is satisfied in all respects.

            5.6 CONSENTS AND APPROVALS. PSC and Parent shall have received all authorizations, consents, and approvals of third Parties and of governments and governmental agencies, if any, that may be required for the acquisition of the Assets by PSC, including, without limitation, the consent of the lessors to transfer to PSC the leases listed on Exhibit 2.6 and/or Exhibit 2.14.

            5.7 COUNSEL OPINION. Parent and PSC shall have received from counsel to the Seller and Shareholders an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.7.

            5.8 OTHER AGREEMENTS EXECUTED. Each of the Shareholders shall have executed and delivered an Employment Agreement with NAENT in the form attached hereto as Exhibit 5.8(i).

            5.9 RELEASE OF LIENS. All liens encumbering the Assets other than those listed on Exhibit 5.9, shall be duly released by the secured Parties and other lien holders, and UCC-3 release or termination statements and other lien release documents, if any, shall have been recorded or the recording thereof provided for.

            5.10 CLOSING DATE FINANCIAL CERTIFICATE; CLOSING DATE FINANCIAL STATUS. Seller shall have delivered to PSC a closing date financial certificate which shall certify as of the last day of the month prior to the Closing Date an unaudited cash basis balance sheet of Seller and for the period ended as of such date a statement of operations of Seller, along with a detailed accounts receivable aging analysis of Seller as of the Closing Date. Seller's cash collections of accounts for the 11 month period ending November 30, 1997 shall have been in excess of $3,850,000, and the net realizable value of Seller's accounts receivable measured in accordance with GAAP, at Closing shall be at least $525,000.

            5.11 CORPORATE DOCUMENTS. Seller shall have furnished PSC with copies of the following documents: the Articles or Certificate of Incorporation, duly certified by the Secretary of State of the State of Georgia; the Bylaws and Shareholder Agreements (if any) of Seller and all amendments thereto, certificates, executed by the proper officials of the State of Georgia; as to the valid existence and good standing of Seller in the State of Georgia; and resolutions authorizing this Agreement and the Transactions, duly adopted by the Board of Directors or other governing body of Seller and duly adopted by all the Shareholders, all as duly certified by the Secretary of Seller.

            5.12 INSTRUMENTS OF CONVEYANCE. Simultaneously with the execution of this Agreement and in order to effect the conveyance, transfer and assignment of the Assets and the Business and the assumption of certain liabilities, Seller and Shareholder shall have executed and delivered (i) to PSC all such bills of sale, assignment and assumption agreements and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest in or confirm to PSC Seller's and Shareholder's right, title and interest in and to the Assets, free and clear of all obligations, security interests, liens and encumbrances whatsoever, except as specifically assumed by PSC pursuant to
Section 1.3(b), and (ii) to NAENT such bills of sale and other documents or instruments of conveyance, transfer or assignment as PSC shall determine to be necessary to vest in NAENT all of Seller's and the Shareholders' right, title and interest in and to the excluded assets referred to in Sections 1.2(c), (d) and (e), free and clear of all security interests, liens, claims or encumbrances.

            5.13 STOCKHOLDERS AGREEMENT. Amendment No. 4 to the NAENT Stockholders' Agreement shall have been executed by all necessary parties admitting Shareholders as shareholders in NAENT.

            5.14 INVESTOR LETTER AND FINANCIAL DATA SHEET. Seller and all Shareholders shall have provided to Parent prior to the Closing Date a fully-completed and executed Investor Letter and Financial Data Sheet in form and substance reasonably satisfactory to Parent.

SECTION 6.  CONDITIONS TO ASSUMED OBLIGATION OF SELLER AND THE SHAREHOLDER.

            The obligation of Seller and the Shareholders to consummate the Transactions is subject to satisfaction of the following conditions (any one of which may be waived in writing by Seller or the Shareholders) at or prior to Closing;

            6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing;

            6.2 COVENANTS. Parent and PSC shall have performed and complied with all of their covenants and agreements in all material respects through the Closing;

            6.3 NO SUIT OR PROCEEDING. No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the Transactions or (b) cause any of the Transactions to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            6.4 CERTIFICATE. PSC shall have delivered to Seller a bring-down certificate to the effect that each of the conditions specified in Sections 6.1-6.3 is satisfied in all respects;

            6.5 GOVERNMENT APPROVALS. Seller, Parent and PSC shall have received all authorizations, consents, and approvals of governments and governmental agencies, if any, that may be required;

            6.6 COUNSEL OPINION. The Seller shall have received from counsel to Parent and PSC an opinion dated as of the Closing Date in substantially the form attached hereto as Exhibit 6.6;

            6.7 ACQUISITION PRICE. Parent or PSC shall have delivered at the Closing the cash and shares of the Parent Common Stock for at least one-half of the Stock Value Amount pursuant to Section 1.3.

            6.8 EMPLOYMENT CONTRACT. PSC shall have offered to execute an employment agreement with Patricia Iles substantially in the form attached hereto as Exhibit 6.8.

SECTION 7.  CERTAIN ADDITIONAL COVENANTS

            7.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. During the period from and after the Execution Date and until the Closing Date:

                 (a) Seller and the Shareholders will carry on the Business in substantially the same manner as heretofore carried on and will not make any purchase or sale, incur any indebtedness or liens, or introduce any method of management or operation in respect to such Business or otherwise engage in any Transactions except in the ordinary course of business and in the manner not inconsistent with prior practice and the terms of this Agreement, other than with the prior written consent of PSC;

                 (b) Neither Seller nor any Shareholder will permit any change to be made in the articles of incorporation or bylaws or shareholder agreement of Seller, other than with the prior written consent of PSC;

                 (c) Neither Seller nor any Shareholder will acquire or dispose of any capital assets having an initial cost or current value in excess of $1,000 other than with the prior written consent of PSC;

                 (d) Neither Seller nor any Shareholder will increase the compensation payable or to become payable to any of its employees or agents other than (i) with the prior written consent of PSC or (ii) cash bonuses by Seller to the Shareholders consistent with the past practice of Seller; and

                 (e) Neither Seller nor the Shareholders will take, or permit or suffer to be taken, any action which is represented and warranted in Section
2.15 not to have occurred since the Balance Sheet Date other than with the prior written consent of PSC.

            7.2 FUNDING OF ACCRUED EMPLOYEE BENEFITS. Except as is otherwise expressly provided in Section 1.3(b), Seller hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely any and all accrued benefits, where applicable, or vested accrued benefits for which Seller or any entity might have any liability whatsoever arising from any salary, wage, benefit, bonus, vacation pay, sick leave, insurance, employment tax or similar liability of Seller to any employee or other person or entity (including, without limitation, any Seller Plan and any liability under employment contracts with Seller) allocable to services performed prior to the Closing Date. Seller and Shareholders acknowledge and agree that PSC shall have no liability whatsoever now or at any time in the future with respect to (i) any of Seller's employees or similar persons or entities arising from services performed prior to the Closing Date, or (ii) any Seller Plan, except as expressly provided in
Section 1.3(b).

            7.3 CREDITOR'S CLAIMS. Seller and Shareholders jointly and severally represent, covenant and agree that all of the creditors with respect to the Business will be paid in full by Seller prior to the Closing Date, or by Seller within such other period as is normally permitted by such creditors in the ordinary course of business, except to the extent of any contractual liabilities assumed by PSC under Section 1.3(b). If required by PSC, Seller and Shareholders shall furnish PSC with proof of payment of all creditors of Seller. Notwithstanding the foregoing, Seller may dispute the amount or validity of any such creditor's claim without being deemed to be in violation of this Section 7.3, provided that such dispute is in good faith and does not unreasonably delay the resolution of the claim.

            7.4  Intentionally Omitted.

            7.5 COVENANT NOT TO COMPETE. In consideration of the purchase of the Assets and Business by PSC, for a period of five (5) years from and after the Closing Date, Seller and each Shareholder severally agrees that it and he will not: (a) directly or indirectly, alone or in conjunction with others, engage in, manage, operate, control, conduct, consult for or be employed in a management capacity by, provide services to or invest in any business or venture in competition with the Business or the Medical Practice in the No-compete Territory (as defined below); provided however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation or ownership of more than 1% of Parent Common Stock shall not by itself be deemed to violate this clause; (b) within the No-compete Territory directly or indirectly, solicit or attempt to solicit any customer or client of PSC or Parent or any PSC managed practice or any patient of NAENT or any PSC managed practice, where the purpose of such solicitation is to provide or have the party being solicited provided with products or services competitive with those provided by PSC or Parent or any PSC managed medical practice; or (c) solicit, hire away or employ or attempt to solicit or hire away or employ any employee of PSC or Parent or NAENT or any PSC managed practice. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. As used herein, the term "No-compete Territory" shall mean all areas within an eight (8) mile radius of each of the office locations of Seller listed on
Exhibit 7.5. The Parties agree that the restraints set forth above in this
Section 7.5 are reasonable in respect to subject matter, length of time and geographic area. Seller and each Shareholder agrees that the restrictions on their activities contained in this Section are reasonable and necessary to enable PSC to obtain the full value of the Assets and the Business and to protect the goodwill and relationships, economic advantage and other legitimate interests of PSC and Parent, and that, were it, he or she to breach any of the covenants contained in this Section 7.5, PSC would be harmed and the damage to PSC would be irreparable. Accordingly, Seller and the Shareholders acknowledge and agree that, as PSC's legal remedies may be inadequate in the event of a breach of the covenants in this Section 7.5, in addition to damages and other remedies available to PSC, such covenants may be enforced by injunction or other equitable remedies.

            7.6  CONFIDENTIALITY.

                 (a) Seller and the Shareholders shall, and shall use their diligent efforts to cause their respective employees, agents and representatives to, for a period of five (5) years after the Closing, hold in confidence all non-public financial information about Seller, the Business and the Assets, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided PSC will be provided advance notice if reasonably possible of such disclosure in order to afford it the opportunity to seek an appropriate protective order); provided that to the extent any information that is the subject of this non-disclosure covenant constitutes a "trade secret" under applicable law, then the non-disclosure covenant shall last for as long as such information is a trade secret.

                 (b) Seller and the Shareholder further agree to, and shall use their reasonable efforts to cause their respective employees, agents and representatives who are not hired by PSC at Closing, to keep confidential for a period of five (5) years after the Closing, any and all non-public information relating to services, products, marketing information, sources of supply, pricing and patients of Seller on the date hereof or developed by or for Seller, except such disclosure as may be required by law or governmental order or regulation, or by subpoena or other legal process (provided PSC will be provided advance notice if reasonably possible of such disclosure in order to seek an appropriate protective order); provided that to the extent any information that is the subject of this non-disclosure covenant constitutes a "trade secret" under applicable law, then the non-disclosure covenant shall last for as long as such information meets the definitions of a trade secret.

                 (c) The restrictions in this Section 7.6 shall not apply to any information that comes into the public domain through no fault of Seller or the Shareholder.

            7.7 SHORTFALL IN COLLECTION OF ACCOUNTS. In the event that during the six-month period following the Closing the amount realized from collection of the Closing Accounts Receivable is less than $525,000, in addition to and not in lieu of any other rights it may have under this Agreement or any other agreement with Seller or Shareholders or under law, Shareholders shall pay PSC upon demand in cash an amount equal to the shortfall. Upon reasonable notice, Seller and the Shareholders will have the right to examine the books and records of PSC with respect to its accounts receivable for the limited purpose of determining the current status of the collection of the Closing Accounts Receivable.

            7.8 ACKNOWLEDGEMENT OF MSA. Shareholders acknowledge and agree that PSC shall be paid a management fee of 12.5% of consolidated NAENT net practice revenues under the Management Services Agreement ("MSA") between NAENT and PSC.

            7.9 AUDIT OF FINANCIAL STATEMENTS. From and after the Execution Date, Seller and Shareholders will cooperate with Parent in the audit to be conducted by Parent's accountants, Arthur Andersen LLP, of Seller's financial statements for the years ending August 31, 1996 and August 31, 1997 and, at Parent's election, the short period ending December 31, 1997. Seller will make available and instruct and authorize its accountants, Habif, Arogeti & Wynne, P.C., to make available to Parent and Arthur Andersen LLP all of Seller's accounting records, compilations, tax returns and related work papers to facilitate said audits. The costs of such audits shall be borne solely by Parent. Following the Closing Date, Seller will provide the month end financial statements of Seller for the months of November and December 1997.

SECTION 8.  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION.

            8.1 NATURE AND SURVIVAL. This Agreement and the obligations of the Parties to indemnify any other Party pursuant to Section 8.2 or 8.3, shall survive the date of this Agreement and the Closing Date (a) with respect to the representations and warranties in Sections 2.1 through 2.4, Section 2.7, and Sections 2.22 through 2.26, for the period of the applicable statute of limitations, (b) with respect to all other representations and warranties until the date that is two (2) years following the Closing Date. Each Party covenants with the other Parties not to make any claim with respect to such representations or warranties against any Party after the date on which such survival period shall terminate.

            8.2 INDEMNIFICATION BY PSC AND PARENT. PSC and Parent jointly and severally (for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, "Indemnitor"), shall indemnify and hold Seller and Shareholder, and their respective agents, employees, legal representatives, successors and assigns (each of the foregoing, including Seller and Shareholder, for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, an "Indemnified Person"), harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) arising from or by reason of or resulting from (a) any breach by Indemnitor of any representation or warranty contained in Section 3 of this Agreement or (b) any failure by Indemnitor to pay or discharge any of the Assumed Obligations assumed at Closing pursuant to Section 1.3(b).

            8.3 INDEMNIFICATION BY SELLER AND SHAREHOLDER. Seller and the Shareholders (for purposes of this Section 8.3 and, to the extent applicable, Section 8.4, "Indemnitor"), shall jointly and severally indemnify and hold PSC and Parent and their respective officers, directors, shareholders, affiliates, agents, employees, legal representatives, successors and assigns (each of the foregoing, including PSC and Parent, for purposes of this Section 8.3 and, to the extent applicable, Section 8.4, an "Indemnified Person") harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal), arising from or by reason of or resulting from (a) any breach by any Indemnitor of any representation or warranty contained in Section 2 of this Agreement (including the Exhibits hereto) or (b) the Indemnitor's management and conduct of the ownership or operation of the Medical Practice, the Business or the Assets or any alleged act of negligence or malpractice or violation of law of Indemnitor or its employees, agents and independent contractors in or about the Medical Practice, the Business or the Assets prior to the Closing Date.

            8.4 INDEMNIFICATION PROCEDURE. Within 60 days after Indemnified Person receives written notice of the commencement of any action or other proceeding, or otherwise becomes aware of any claim or other circumstance, in respect of which indemnification or reimbursement may be sought under Section 8.2 or Section 8.3, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

            8.5 LIMITATIONS UPON OBLIGATIONS. Anything in this Section 8 to the contrary notwithstanding, it is expressly acknowledged and agreed that no payment shall be made hereunder by PSC or Parent (individually and collectively a "PSC Party") to Seller or the Shareholders (individually and collectively a "Selling Party") or, by a Selling Party to a PSC Party, on claims for indemnification under Sections 8.2 or 8.3 until the aggregate of all such claims of a PSC Party against a Selling Party under Section 8.3, or by a Selling Party against a PSC Party under Section 8.2, shall exceed $10,000.00, in which event the Party holding such claim shall be entitled to indemnification with respect to all such claims in the aggregate; provided that the obligations of Selling Party under Section 8.3(a) shall be limited to the Acquisition Price. In the event that such claims do not aggregate in excess of $10,000.00, then neither the PSC Parties nor the Selling Parties shall have any claim for indemnification against the other under Section 8.2 or Section 8.3(a).

            8.6 RIGHT OF OFFSET. In the event that following the Closing, Parent or PSC has a claim for indemnification, payment or reimbursement from Seller or Shareholders under Section 7.7 or Section 8.3 or any other provision of this Agreement or other Transaction Document, then Parent or PSC may elect to offset the amount of any such claim against the remaining Stock Value Amount payable in shares of Parent Common Stock under Section 1.3 or against any other amounts that Parent or PSC may owe to the Seller or the Shareholders under this or any other agreement. In the event PSC wrongfully asserts an offset, it shall be liable to Seller for the amount of such offset plus interest thereon from the date of such wrongful assertion at the prime rate of interest announced or published from time to time by NationsBank, N.A. plus three percent (3%) per annum.

SECTION 9.  TERMINATION.

            9.1 RIGHT TO TERMINATE. This Agreement may be terminated at any time prior to the Closing Date:

                 (a) by the mutual written consent of PSC and Seller;

                 (b) by either PSC, Parent or Seller upon prior written notice to the other Parties

                           (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the Transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                           (ii) if the Closing shall not have occurred on or before January 31, 1998 or such later date as the Parties may agree to; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any Party whose breach of any representation or warranty or failure to perform or comply with any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                 (c) by PSC or Parent, upon prior written notice to Seller, if any of the conditions specified in Section 5 have not been met or waived prior to the Closing Date (or any extension thereof pursuant to Section 9.1(b)(ii) above); or

                 (d) by Seller, upon prior written notice to PSC, if any of the conditions specified in Section 6 shall not have been met or waived prior to the Closing Date (or any extension thereof pursuant to Section 9.1(b)(ii) above).

            9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 9, this Agreement shall forthwith become null and void and there shall be no liability on the part of any of the Parties hereto or their respective officers or directors with respect to this Agreement, except for Section 1.6 which shall remain in full force and effect after any such termination of this Agreement, and except that nothing herein shall relieve any Party from liability for a breach of this Agreement prior to the termination thereof.

SECTION 10. MISCELLANEOUS.

            10.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the Parties hereto at the following addresses, or at such other address as a Party may advise the others in writing from time to time:

         If to PSC:

                  PSC MANAGEMENT CORP.
                  1160 Lake Hearn Drive
                  Suite 640
                  Atlanta, Georgia  30342
                  Attention:  Chief Executive Officer
                  Facsimile: (404) 256-1078

         If to Parent:

                  PHYSICIANS' SPECIALTY CORP.
                  1160 Lake Hearn Drive
                  Suite 640
                  Atlanta, Georgia 30342
                  Attention:  Chief Executive Officer
                  Facsimile: (404) 256-1078

         with a copy of each notice directed to PSC or Parent to:

                  Richard H. Brody
                  Troutman Sanders LLP
                  5200 NationsBank Plaza
                  600 Peachtree Street, N.E.
                  Atlanta, GA  30308-2216
                  Facsimile: (404) 885-3900

         If to Seller or Shareholders:

                  Cobb Ear, Nose & Throat Associates, P.C.
                  1790 Mulkey Road, Suite 7
                  Austell, Georgia  30001
                  Attn:  Dr. Gerald Stapleton
                  Facsimile: (770) 739-1468

with a copy to:

                  Stephen Merlin
                  Cohen, Pollock, Merlin, Axelrod & Tanenbaum
                  2100 Riveredge, Parkway, Suite 300
                  Atlanta, Georgia  30328
                  Facsimile:  (770) 858-1277

All such communications shall be deemed to have been delivered on the date of delivery or on the next business day following the deposit of such communications with the overnight courier.

            10.2 FURTHER ASSURANCES. Each Party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. Seller and Shareholders will execute and deliver from time to time thereafter, at the request of PSC, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and confirm to PSC all of Seller's right, title and interest in and to the Assets.

            10.3 PUBLIC DISCLOSURES. Except as advised by counsel or as otherwise required by law, no Party shall make any public or other disclosure of this Agreement or the Transactions without the prior consent of the other Parties. The Parties shall cooperate with respect to the form and content of any such disclosures. Notwithstanding the foregoing, Seller agrees that PSC will be entitled to issue a press release regarding the proposed Transactions on or before the filing of its S-1 registration statement contemplated to be filed with the Securities and Exchange Commission in December 1997.

            10.4 GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia, applied without giving effect to any conflict-of-laws principles.

            10.5 "INCLUDING". The word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to" or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

            10.6 "KNOWLEDGE". "To the knowledge," "to the best knowledge, information and belief" or any similar phrase, shall be deemed to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided. Unless otherwise expressly provided herein, Seller shall be deemed to have knowledge of any facts known to any Shareholder, and each Shareholder shall be deemed to have knowledge of any facts known to Seller.

            10.7 "MATERIAL". An individual claim, obligation or liability shall be deemed to be "material" if the amount thereof exceeds $5,000.00 or involves the violation of any federal or state statute, rule or regulation. A contract or lease shall be deemed to be "material" if it requires a single payment in excess of $5,000.00 or payment for any future 12-month period in excess of $5,000.00, except that no contract for the acquisition of inventory items or consumable supplies shall be deemed material unless such contract cannot be terminated without cause by Seller on not more than 30 days notice, or has, as of the Closing Date, an amount payable with respect thereto of more than $5,000.00.

            10.8 "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT". "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Parties to this Agreement, any change, effect, event or occurrence that has, or is reasonably likely to have individually or in the aggregate, a material adverse impact on the business or financial position of any Party and/or its subsidiaries or affiliates taken as a whole or the ability of any Party to meet any of its obligations in connection with this Agreement or the Transactions; provided, however, that "Material Adverse Change" and "Material Adverse Effect" shall be deemed to exclude the impact of (a) changes in generally accepted accounting principles, (b) changes in applicable law, and
(c) any changes resulting from any restructuring or other similar charges or write-offs taken by Seller with the consent of PSC.

            10.9 "HAZARDOUS MATERIALS". The term "Hazardous Materials" means any material which is or may potentially be hazardous to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

            10.10 "ENVIRONMENTAL LAWS". The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or medical waste or relating to the protection of the environment or the disposal of medical waste.

            10.11 APPOINTMENT OF ATTORNEY-IN-FACT. Effective at the Closing, Seller and Shareholder hereby constitute and appoint PSC, and its successors and assigns, the true and lawful attorneys for Seller and Shareholder, with full power of substitution, in the name of Seller and Shareholder, but on behalf of and for the benefit of and at the expense of PSC, to institute and prosecute, in the name of Seller and Shareholder or otherwise, all proceedings which PSC may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any such Assets, and to do all such acts and things in relation thereto as PSC shall deem advisable, subject to applicable laws and regulations. Seller and Shareholder agree that the foregoing powers shall be coupled with an interest and shall be irrevocable by Seller and Shareholder or, in the case of Seller, its dissolution or in any manner or for any reason. PSC shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums payable in respect thereof, and Seller and Shareholder shall pay to PSC, when received, any amounts which shall be received by Seller in respect of any Assets.

            10.12 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

            10.13 INTEGRATION OF EXHIBITS. All Exhibits and Schedules attached to this Agreement are integral parts of this Agreement as if fully set forth herein, provided, however, that any liabilities or obligations to be assumed by PSC shall be set forth on Exhibit 1.3(b), and the inclusion of any liabilities or obligations in any other Exhibits shall not be deemed or construed to incorporate such liabilities or obligations into Exhibit 1.3(b) unless such is expressly set forth on Exhibit 1.3(b).

            10.14 ENTIRE AGREEMENT. This Agreement, including any and all Exhibits and appendices or schedules attached hereto, contains the entire agreement of the Parties and supersedes any and all prior or contemporaneous agreements between the Parties, written or oral, with respect to the Transactions contemplated hereby and may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the Party or Parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

            10.15 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

            10.16 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

            10.17 NO RULE OF CONSTRUCTION. The Parties acknowledge that this Agreement was initially prepared by PSC and that all Parties have read and negotiated the language used in this Agreement. The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party's role in drafting this Agreement.

            10.18 COSTS OF ENFORCEMENT. In the event that PSC or Parent on the one hand, or Seller or Shareholder, on the other hand, file suit in any court against any other Party to enforce the terms of this Agreement against the other Party or to obtain performance by it hereunder, the prevailing Party will be entitled to recover all reasonable out of pocket costs, including reasonable attorneys' fees, from the other Party as part of any judgment in such suit. The term "prevailing Party" shall mean the Party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are those attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing Party.

            10.19 TRANSFER OF ASSETS; ASSIGNMENT. The Parties also hereby agree that this Agreement shall not be assigned or transferred by any party without the prior written consent of the other; provided, however, that this Agreement may be assigned, in whole or in part, by PSC or Parent, in its sole discretion, to any parent, subsidiary or affiliate of PSC or Parent or to any Party acquiring all or a substantially part of PSC's or Parent's assets. Any such assignment shall not affect Parent's obligations hereunder or under any documents executed by Parent pursuant to this

Agreement. Notwithstanding the foregoing, each of the Seller and the Shareholder agrees and consents to each of the Parent and PSC granting to their factor(s) or lender(s) who provide senior debt financing to PSC or the Parent for their general corporate needs (whether one or more, the "Lender") a security interest in all of their respective right, title and interest in and under this Agreement and the other documents, instruments and agreements executed by the Parties in connection with this Agreement as security for each of the Parent's and PSC's indebtedness and other obligations owing to the Lender.

            10.20 ALTERNATIVE DISPUTE RESOLUTION. In the event of any claim or dispute among the parties arising out of the indemnification provisions of
Section 8 of this Agreement, upon the request of either PSC and Parent on the one hand, or Seller and the Shareholders on the other, the parties may, but shall not be obligated to, agree to mediation or other alternative dispute resolution procedures applicable to all the parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                    "PSC"

                                    PSC MANAGEMENT CORP.



                                    By: /s/ Gerald R. Benjamin
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------



                                    "PARENT"

                                    PHYSICIANS' SPECIALTY CORP.



                                    By: /s/ Gerald R. Benjamin
                                       ----------------------------------------
                                    Title:  Vice Chairman & Secretary
                                          -------------------------------------


                                    "SELLER"

                                    COBB EAR, NOSE & THROAT
                                    ASSOCIATES, P.C.

                                    By: /s/ Terry Shapiro, M.D.
                                       ----------------------------------------
                                    Title:  President
                                          -------------------------------------


                                    "SHAREHOLDERS"

                                     /s/ Terry Shapiro, M.D.
                                    -------------------------------------------
                                    Terry Shapiro, M.D.

                                     /s/ Gerald Stapleton, M.D.
                                    -------------------------------------------
                                    Gerald Stapleton, M.D.

                                     /s/ David Parks, M.D.
                                    -------------------------------------------
                                    David Parks, M.D.

                                     /s/ Drew Locandro, M.D.
                                    -------------------------------------------
                                    Drew Locandro, M.D.

                                     /s/ Andrew Sutton, M.D.
                                    -------------------------------------------
                                    Andrew Sutton, M.D.

                                   APPENDIX A

                                   DEFINITIONS

         DEFINED TERM                                                  SECTION
         ------------                                                  -------
Acquisition Price                                                      1.3(a)
Agreement                                                              Preamble
Approvals                                                              2.4(b)
Assets                                                                 1.1
Assumed Obligations                                                    1.3(b)
Balance Sheet Date                                                     1.5
Balance Sheet                                                          1.5
Business                                                               Background
Closing Accounts Receivable                                            2.16
Closing                                                                1.10(a)
Closing Date                                                           1.10(a)
Code                                                                   1.4(b)
Execution Date                                                         Preamble
Environmental Laws                                                     10.10
ERISA                                                                  1.4(b)
Excluded Assets                                                        1.2
Hazardous Materials                                                    10.9
Indemnified Person                                                     8.2
Indemnitor                                                             8.2
Laws                                                                   1.4(b)
Lender                                                                 10.19
Material                                                               10.7
MSA                                                                    7.8
Material Adverse Change                                                10.8
Material Adverse Effect                                                10.8
Medical Practice                                                       Background
NAENT                                                                  1.10(b)(x)
No-compete Territory                                                   7.5
Note                                                                   1.3(a)
Parent                                                                 Preamble
Parent Common Stock                                                    1.3(a)
Parties                                                                Background
Party                                                                  Background
Prevailing Party                                                       10.18
Prohibited Transaction                                                 2.21
PSC                                                                    Preamble
PSC Documents                                                          3.2
PSC Party                                                              8.5
Reasonable attorneys fees                                              10.18

Records                                                                4.2
Reportable Event                                                       2.21
Seller                                                                 Preamble
Seller Documents                                                       2.2(a)
Seller Plan                                                            2.21
Seller Plans                                                           2.21
Selling Party                                                          8.5
Shareholder                                                            Preamble
Stock Value Amount                                                     1.3(a)
Trade Secret                                                           7.6(a)
Transactions                                                           1.3(c)
Transferred Employees                                                  1.4(a)



                                    EXHIBITS

Exhibit l.1(a)               Assets
Exhibit 1.1(c)               Inventories
Exhibit 1.2                  Excluded Personal Assets
Exhibit 1.3(a)               Allocation of Purchase Price
Exhibit 1.3(b)               Liabilities Assumed
Exhibit 1.5                  Balance Sheet of Seller
Exhibit 2.3                  Subsidiaries and Affiliates
Exhibit 2.5                  Seller's Financial Statement
Exhibit 2.6                  Leases
Exhibit 2.7                  Permitted Encumbrances
Exhibit 2.9                  Principal Place of Business
Exhibit 2.10                 Other Location of Assets
Exhibit 2.11                 Intellectual Property Rights
Exhibit 2.12                 Directors and Officers; Payroll Information
Exhibit 2.13                 Legal Proceedings
Exhibit 2.14                 Contracts (Other than Leases)
Exhibit 2.15                 Subsequent Events
Exhibit 2.16                 Accounts Receivable
Exhibit 2.17                 Tax Liabilities and Tax Returns
Exhibit 2.21                 Employee Benefit Plans
Exhibit 2.24                 Medicare, Medicaid and Other Third Party Payor Payment Liabilities
Exhibit 5.7                  Form of Seller's Counsel Opinion
Exhibit 5.8(i)               Form of Employment Agreement - Shareholder/NAENT
Exhibit 5.9                  Release of Liens

Exhibit 6.6                  Form of Purchaser's Counsel Opinion
Exhibit 6.8                  Form of Employment Contract
Exhibit 7.5                  Seller's Office Locations for Covenant not to Compete








                                       3